Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of F-star Therapeutics, Inc. of our report dated March 30, 2021 relating to the financial statements which appears in F-star Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

March 1, 2022

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